Exhibit 99.1

July 9, 2014

Liberty Media Corporation Announces Second Quarter Earnings Release and Conference Call
ENGLEWOOD, Colo.--(BUSINESS WIRE)-- Liberty Media Corporation (Nasdaq: LMCA, LMCB) will release its second quarter earnings on Tuesday, August 5th, at 11:30 a.m. (ET). Greg Maffei, Liberty Media Corporation's President and CEO, will host the call. During the call, Mr. Maffei will discuss the company's financial performance and outlook, as well as other forward looking matters.
Please call Premiere Conferencing at (877) 419-6594 or (719) 325-4807 at least 10 minutes prior to the call. Callers will need to be on a touch-tone telephone to ask questions. The conference administrator will provide instructions on how to use the polling feature.
Replays of the conference call can be accessed through 1:30 p.m. (ET) on August 12th, by dialing (888) 203-1112 or (719) 457-0820 plus the passcode 7800758.
In addition, the second quarter earnings conference call will be broadcast live via the Internet. All interested participants should visit the Liberty Media Corporation website at http://www.libertymedia.com/events to register for the web cast. Links to the press release and replays of the call will also be available on Liberty’s website. The conference call and related materials will be archived on the website for one year.
About Liberty Media Corporation
Liberty Media Corporation owns interests in a broad range of media, communications and entertainment businesses, including its subsidiaries SiriusXM, Atlanta National League Baseball Club, Inc. and TruePosition, Inc., its interests in Charter Communications, Live Nation Entertainment and minority equity investments in Time Warner Inc., Time Warner Cable, and Viacom.
Liberty Media Corporation
Courtnee Ulrich, 720-875-5420

Source: Liberty Media Corporation